Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM T-1

☐         STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐         CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

DEUTSCHE BANK TRUST COMPANY AMERICAS

(formerly BANKERS TRUST COMPANY)

(Exact name of trustee as specified in its charter)

NEW YORK	13-4941247
(Jurisdiction of Incorporation or	(I.R.S. Employer
organization if not a U.S. national bank)	Identification no.)

60 WALL STREET
NEW YORK, NEW YORK	10005
(Address of principal	(Zip Code)
executive offices)

Deutsche Bank Trust Company Americas

Attention: Catherine Wang

Legal Department

60 Wall Street, 36th Floor

New York, New York 10005

(212) 250 — 7544

(Name, address and telephone number of agent for service)

ENBRIDGE INC.

(Exact name of obligor as specified in its charter)

Canada	4923	None
(Province or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number (if applicable))	(I.R.S. Employer Identification Number (if applicable))

200, 425 — 1st Street S.W.

Calgary, Alberta, Canada T2P 3L8

Telephone Number: (403) 231-3900

(Address and telephone number of Registrant’s principal executive offices)

Debt Securities

(Title of the Indenture securities)

Item 1.         General Information.

Furnish the following information as to the trustee.

(a)                                       Name and address of each examining or supervising authority to which it is subject.

Name	Address

Federal Reserve Bank (2nd District)	New York, NY
Federal Deposit Insurance Corporation	Washington, D.C.
New York State Banking Department	Albany, NY

(b)                                 Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.         Affiliations with Obligor.

If the obligor is an affiliate of the Trustee, describe each such affiliation.

NA

Item 3. -15.                                 Not Applicable

Item 16.                                                  List of Exhibits.

Exhibit 1 -

Restated Organization Certificate of Bankers Trust Company dated August 31, 1998; Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated September 25, 1998; Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated December 18, 1998;Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated September 3, 1999; and Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated March 14, 2002, incorporated herein by reference to Exhibit 1 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 2 -	Certificate of Authority to commence business, incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 3 -	Authorization of the Trustee to exercise corporate trust powers, incorporated herein by reference to Exhibit 3 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 4 -	Existing By-Laws of Deutsche Bank Trust Company Americas, dated July 24, 2014, incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 5 -	Not applicable.

Exhibit 6 -	Consent of Bankers Trust Company required by Section 321(b) of the Act, incorporated herein by reference to Exhibit 6 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 7 -	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8 -	Not Applicable.

Exhibit 9 -	Not Applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Deutsche Bank Trust Company Americas, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on this 16th day of February, 2018.

DEUTSCHE BANK TRUST COMPANY AMERICAS

/s/ Carol Ng
By:	Name:	Carol Ng
	Title:	Vice President

Exhibit 7

Federal Financial Institutions Examination Council Consolidated Reports of Condition and Income for A Bank With Domestic Offices Only - FFIEC 041 (20171231) (RCON 9999) Unless the context indicates otherwise, the term "bank" in this report form refers to both banks and savings associations. This report form is to be filed by banks with branches and consolidated subsidiaries in U.S.territories and possessions,Edge or Agreement subsidiaries, foreign branches,consolidated foreign subsidiaries, or International Banking Facilities. Report at the close of business December 31, 2017 This report is required by law: 12 U.S.C. §324 (State member banks); 12 U.S.C. §1817 (State non member banks); 12 U.S.C. §161 (National banks); and 12 U.S.C. §1464 (Savings associations). NOTE: Each bank's board of directors and senior management are responsible for establishing and maintaining an effective system of internal control, including controls over the Reports of Condition and Income.The Reports of Condition and Income are to be prepared in accordance with federal regulatory authority instructions.The Reports of Condition and Income must be signed by the Chief Financial Officer (CFO) of the reporting bank (or by the individual performing an equivalent function) and attested to by not less than two directors (trustees) for state non member banks and three directors for state member banks, national banks, and savings associations. I, the undersigned CFO (or equivalent) of the named bank, attest that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true and correct to the best of my knowledge and belief. We, the undersigned directors (trustees), attest to the correctness of the Reports of Condition and Income (including the supporting schedules) for this report date and declare that the Reports of Condition and Income have been examined by us and to the best of our knowledge and belief have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true and correct. Signature of Chief FinancialOffir (or Equivalent) Director (Trustee) Director (Trustee) Date of Signature Director (Trustee) Submission of Reports Each bank must file its Reports of Condition and Income (Call Report) data by either: FDIC Certificate Number 623 (RSSD 9050) To fulfill the signature and attestation requirement for the Reports of Condition and Income for this report date, attach your bank's completed signature page (or a photocopy or a computer generated version of this page) to the hard-copy record of the data file submitted to the CDR that your bank must place in its files. The appearance of your bank's hard-copy record of the submitted data file need not match exactly the appearance of the FFIEC's sample report forms, but should show at least the caption of each Call Report item and the reported amount. (a) Using computer software to prepare its Call Report and then submitting the report data directly to the FFIEC's Central Data Repository (CDR), an Internet-based system for datacollection (https://cdr.ffiec.gov/cdr/), or Completing its Call Report in paper form and arranging with a software vendor or another party to convert the data in to the electronic format that can be processed by the CDR. The software vendor or other party then must electronically submit the bank's data file to the CDR. (b) DEUTSCHE BANK TRUST COMPANY AMERICAS LegalTitle of Sank (RSSD 9017) NEWYORK ""ic"'ty""(R""s""sD<"'9'""13""o),....------------- -----For technical assistance with submissions to the CDR, please contact the CDR Help Desk by telephone at (888) CDR-3111, by fax at (703) 774-3946, or by e-mail at CDR.Help@ffiec.gov. .N,..,Y.::--;;-;:,==,...,.,.,=,--------- - .......-:-=""""'""1"0""0""0""5' Stale Abbreviation (RSSD 9200) Z1p Code (RSSD 9220) The estimated average burden associated with this information collection is 50.4 hours per respondent and is estimated to vary from 20 to 775 hours per response,depending on individualcircumstances.Burden estimates include the t me for reviewing instructions.gathering and maintaining datain the required form,and completing the information collection,but exclude the time for compiling and maintaining business records in the normal course of a respondent's actvi ities. A Federal agency may not conduct or sponsor, and an organization (or a person) is not required to respond to a collection of information, unless it displays a currently valid OMB control number. Comments concerning the accuracy of this burden estimate and suggestions for reducing this burden should be directed to the Office of Information and Regulatory Affairs, Office of Management and Budget, Washington, DC 20503, and to one of the following: Secretary, Board of Governors of the Federal Reserve System, 20th and C Streets, NW, Washington, DC 20551; Legislative and Regulatory Analysis Division, Office of the Comptroller of the Currency,Washington, DC 20219; Assistant Executive Secretary, Federal Deposit Insurance Corporation, Washington, DC 20429.

DEUTSCHE BANK TRUST COMPANY AMERICAS RSSD-ID 214807 Last Updated on 1/29/2018 FFIEC 041 Report Date 12/31/2017 14 Schedule RC - Balance Sheet All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter. Dollar amounts in thousands .---------.-----1. 1.a. 1.Cash and balances due from depository institutions (from Schedule RC-A): a.Noninterest-bearing balances and currency and coin1 ...................................................................... .................. b. Interest-bearing balances2 ................................................................................................................................. f--R_c_o_N_o_o_7_1_+--:---_: 24_,9:4_5,-0-0l0 1.b. . 2. 2.a. 2.b. 3. 2. Securities: a.Held-to-maturity securities (from Schedule RC-8, column A).............................................................................. I---R-:C-:O_N_1_7_54_-j--------0l b.Available-for-sale securities (from Schedule RC-B.column 0)........................................................................... 3. Federal funds sold and securities purchased under agreements to resell: 0 3.a. a. Federal funds sold............................................................................................................................................ I---R_c_o_N_B_9_a_7_+--------j b. Securities purchased under agreements to resell3 ............................................................................................. 3.b. 4. . 4.Loans and lease financing receivables (from Schedule RC-C): a.Loans and leases held for sale........................................................................................................................... I--R_c_o_N_5_3_69_-l--------0l 4.a. b.Loans and leases held for investment.................................................................................................................. I--R_c_o_N_B_5_2_a_+ .9:.,.3_6_1_,_0:_0-0i 4.b. 5,000 4.c. c.LESS: Allowance for loan and lease losses.......................................................................................................... I--R_c_o_N_3_1_2_3_+--- - d.Loans and leases held for investment,net of allowance (item 4.b minus 4.c)...................................................... I---R_c_o_N_B_5_2_ _+ .9:,..3 5.6:.,00-0j 4.d. -0 5. 5.Trading assets (from Schedule RC-D)......................................................................................................................... I---R_c_o_N_3_54_5_+--------6.Premises and fixed assets (including capitalizedleases)............................................................................................ I---R_c_o_N_2_1_45 + 1_4_,:0_0-0j 6. 7.Other real estate owned (from Schedule RC-M)......................................................................................................... I---R_c_o_N_2_1s_o_+---------0l 7. l0 8. 8.Investments in unconsolidated subsidiaries and associated companies..................................................................... I---R_c-:o_N_2_1_3_o_+----- - g,Direct and indirect investments in real estate ventures............................................................................................... f-R_c_o_N_J_s_s_s _+--,.---:-----10 9. 10. 10. Intangibel assets: a. Goodwill.......................................................... .................................................................................................... I----=R_c_o_N_31_6_3_+------:-:--:-:-:-l 0 10.a. b.Other intangible assets (from Schedule RC-M).................................................................................................... I--R_c_o_N_04_2_6_+-----2-8-,-0-0-0l 10.b. 11. Other assets (from Scheduel RC-F)......................................................................................................................... I--R_co_N_21_6_o_+-1--,5-0--8-,0--0l0 11. 12.Total assets (sum of items 1 through 11).............................................................................................................. I---R_c_o_N_2_17_o_-j--,.--_..:.4.3. ,3.9:..0_,00l0 12. 13. 13.a. 13.Deposits: a. In domestic offices (sum of totals of columns A and C from Schedule RC-E)..................................................... I--R_c_o_N_2_2_oo_-j .3..1.:,_6_1.9:.0._0-0j 1. Nonni terest-bearing4 ..................................................................................................................................... I---R_c_o_N_s_s_31_-j ..1..9:_,3_8.3:.,.0_0-l0 13.a.1. _s_Js -l----....: .:1..2_,2-3j6,000 13.a.2. 2. Interest-bearing.................................. .................................................................................................. 1---R_c_o_N 13.b. 14. 14.a. b.Not applicable 14.Federalfunds purchased and securities sold under agreements to repurchase: a.Federal funds purchased 5.................................................................................................................................. 6 l 14.b. R_c_o_N_3_5_4_8_+--------l 0 15. b.Securities sold under agreements to repurchase ............................................................................................... 15.Trading liabilities (from Schedule RC-D)................................................................................................................... I 16.Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M).................................................................................................................................................................... 1-----------3+19-0--...,...,.---------1 16. 17. 18. 17.Not applicabel 18.Not applicable 19. Subordinated notes and debentures7............................. ........................................................................................ 20.Other liabilities (from Schedule RC-G)...................................................................................................................... 21.Totalliabilities (sum of items 13 through 20).............................................................................................................. 22.Not applicable 19. l20. RCON2930 RCON2948 -----l 21. ---l22. 23.Perpetual preferred stock and related surplus.......................................................................................................... t__R_c_o_N_3_8_3a_ _J_ _0J 23. 1. 2. 3. 4. 5. 6. 7. Includes cash items in process of collection and unposted debits. Includes time certificates of deposit not held for trading. Includes all securities resale agreements, regardless of maturity. Includes totaldemand deposits and noninterest·bearing time and savings depostis. Report overnight FederalHome Loan Bank advances in Schedule RC. item 16."Other borrowed money." Includes all securities repurchase agreements, regardless of maturity. Includes limited·life preferred stock and related surplus. l 0 --.-----1 ------,_ II-·:;-, _B_9_s_9_+7-,-5-0-0-,-0-0-0j RCONB9931,030,000 f---------1-----1--R_c_o_N_B_s_s_s_+--------0 RCON170,000 " RCON32000 1----------+-------1-,5-13-,-00-0 --+-------1--------34,332,000 1----------+-------: _3_9_,0:_0-0-f--R_c_o_N_o_o RCON177 f--_a_1_ + 3 I--R_c_o_ N

DEUTSCHE BANK TRUST COMPANY AMERICAS RSSD-ID 214807 Last Updated on 1/29/2018 FFIEC 041 Report Date 12/31/2017 15 Dollar amounts in thousands r---------.---------2,127,000 24. 24. Common stock.............. .......................................................................................................................................... --------15,0--010 25. 25.Surplus (exclude all surplus related to preferred stock)........................................................................................... 26.Not available a.Retained earnings.................................... .......................................................................................................... 26. 17,000 26.a. --------+---------b. Accumulated other comprehensive income 1 --!1-------1-,0-00 26.b. .................. ...................................................................................... c. Other equity capitalcomponents 2...................................................................................................................... 27.Not available a.Totalbank equity capital (sum of items 23 through 26.c)..................................................................................... b. Noncontrolling (minority) interestsin consolidated subsidiaries........................................................................... 28.Total equity capital (sum of items 27.a and 27.b)...................................................................................................... 1 0 26.c. -+-----27. j----_: .. 5.8_,0-0-0j27.a. 0 27.b. 58-,000 28. - 0,000 29. -----1-----9 29.Total iabiltiies and equity capital(sum of items 21 and 28)....................................................................................... 1--RCON-3300 -1-----43 1.Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2016......................... NR M.1. --------1 NRj M.2. 2. Bank's fiscal year-end date (report the date in MMDD format)................................................................................... L _ RCON8678 _.J _ 1. Includes,but is not limited to,net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains ( osses) on cash flow hedges,and accumulated defined benefit pension and other postretirement plan adjustments. lndudes treasury stock and unearned Employee Stock Ownership Plan shares. 2. RCON3230 --------1--R-C-O-N38-39-,1 +------ - , 7 6,2 9:,0.. - ,0 -,39 RCON3632 f--RC-O-NB-530 RCONA130 -------1--R-C-O-N-3-2-10 RCON3000 - RC-O-NG105 RCON6724 1--------j